Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2019, relating to the consolidated financial statements of Atara Biotherapeutics, Inc. and subsidiaries (the “Company”) , and the effectiveness of the Company’s internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

DELOITTE & TOUCHE LLP

San Jose, CA

February 26, 2019